CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-192883 of Braskem S.A of our report dated February 12, 2015, except as it relates to Note 34 - Subsequent event, as to which the date of our report is April 24, 2015, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20- F.

/s/ PricewaterhouseCoopers Auditores Independentes

Salvador – Bahia – Brazil

April 24, 2015